Exhibit 99.1

Agile Software Corporation Acquires TRADEC

Latest Acquisition Enhances Agile’s Analytics Capabilities and Supplier Collaboration

San Jose, Calif.—October 1, 2003—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced that it has acquired San Jose, California-based Tradec, Inc. Agile PLM solutions help companies manage their enterprise product record to drive profits, accelerate innovation, reduce costs, improve quality and ensure regulatory compliance. Founded in 1996, privately-held Tradec delivers cost management solutions that enable manufacturing companies to reduce direct material costs, increase productivity and improve supplier performance.

The acquisition enhances Agile’s cost management offering, Agile Product Cost Management™, by leveraging Tradec’s software for addressing key aspects of direct materials cost and performance management. With this acquisition, Agile will deliver increased analytics capabilities and supplier collaboration for its customers to drive product profitability. Key members of Tradec’s support and engineering team have joined Agile to support Tradec customers, while offering a migration path to the Agile Product Cost Management solution.

“The acquisition of Tradec not only extends Agile’s leadership position in product cost management, but as Agile’s fifth acquisition in the last year, it solidifies Agile’s role as PLM market consolidator,” said Tim Minahan, vice president of supply chain research at the Aberdeen Group, Inc. “Agile’s product cost management solutions provide the requisite collaboration, costing and sourcing execution capabilities to enable manufacturers to align design and sourcing processes across multiple tiers of the supply chain to optimize product costs and drive innovation.”

Agile will now use Tradec’s content partners to provide reference data for enhancing PLM decision-making processes. In addition, this acquisition establishes a relationship for Agile with Avnet, a partner that specializes in bringing affordable cost management solutions to small and mid-size companies.

“Acquiring Tradec is part of our long term strategy to build market share within the PLM sector. We are delighted to bring Tradec customers, technology and talent into Agile,” said Bryan Stolle, Agile CEO. “With this acquisition, we extend the analytics and market content within our products, while bringing more than 5,500 additional suppliers into the fold. We believe this will increase the value of the solutions we offer for our product cost management and direct materials sourcing customers.”

Financial terms of this transaction are not being disclosed.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Computer, Flextronics International, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the nearly 1,200 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have purchased Agile solutions. For more information, call 408.284.4000 or visit www.agile.com.

“Safe Harbor” Statement Under the 1995 Private Securities Litigation Reform Act: This release includes forward-looking statements regarding Agile’s product offerings, the expected performance of Agile products and the benefits derived by Agile’s current and future customers from utilization of its products . Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those predicted in the forward-looking statements, and are based upon information available to Agile as of the release date. We assume no obligation to update any such statements. Factors that could cause actual results to differ include, but are not limited to, our ability to quickly and efficiently integrate the Tradec products into Agile’s product family; the ability to transition existing Tradec customers to more comprehensive Agile solutions and the general risks associated with integrating acquired companies. These and other risk factors and risks associated with our business are discussed in the Company’s quarterly and annual reports filed with the SEC.

Agile Software is a registered trademark and Agile, Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Program Execution, Agile Engineering Collaboration, Agile Product Interchange, AgileMD and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Media Contacts

Terri Pruett

Director of Corporate Communications

Agile Software

408-284-4048

terri.pruett@agile.com